Exhibit 99.1

Ethan Allen Reports Fiscal 2025 Second Quarter Results Highlighted by Strong Demand, Margins and Operating Cash Flow

DANBURY, CT – January 29, 2025 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD), a leading interior design destination, today reported its results for the fiscal 2025 second quarter ended December 31, 2024.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “We are pleased with our performance that saw incremental consumer interest return back to the home amidst a challenging political and economic environment. We are positioned well as a vertically integrated enterprise with 172 retail design centers in North America and more internationally. Our ability to manufacture approximately 75% of our furniture in our own North American facilities is a major advantage. We continue to strengthen various areas of our enterprise, including our talent, product offerings, marketing, retail network, manufacturing, logistics, technology and social responsibility.”

“For the quarter ended December 31, 2024, we reported consolidated net sales of $157.3 million, gross margin of 60.3%, operating income of $18.2 million, operating margin of 11.5% and diluted EPS of $0.59. We had strong operating cash flow and ended the quarter with total cash and investments of $184.2 million, up $16.4 million from a year ago. We paid $10.0 million in cash dividends during the second quarter and are pleased to announce that yesterday our Board approved a regular quarterly cash dividend of $0.39 per share, payable on February 26, 2025.”

“As previously mentioned during our 2024 International Convention held in December, we are Focused on the Future. We offer relevant, high-quality products and provide interior design services with state-of-the-art technology, a great advantage for us. We look forward to continued progress and remain cautiously optimistic,” concluded Mr. Kathwari.

FISCAL 2025 SECOND QUARTER HIGHLIGHTS*

●	Consolidated net sales of $157.3 million; prior year $167.3 million
o	Retail net sales of $134.3 million; prior year $139.2 million
o	Wholesale net sales of $86.8 million; prior year $90.6 million

●	Written order trends
o	Retail segment written orders increased 15.8%
o	Wholesale segment written orders rose 14.3%

●	Consolidated gross margin of 60.3%; prior year 60.2%

●	Operating margin of 11.5%; adjusted operating margin of 11.5% compared with 12.8% last year

●	Advertising expenses were equal to 2.5% of consolidated net sales, up from 2.0% in the prior year

●	Diluted EPS of $0.59; prior year $0.68

●	Generated $11.6 million of cash from operating activities; prior year $13.6 million

●	Paid cash dividends totaling $10.0 million or $0.39 per share, up 8.3% from a year ago

●	Ended the quarter with $184.2 million in total cash and investments with no debt outstanding

●	Inventory carrying levels totaled $142.0 million at December 31, 2024, up $1.1 million from a year ago

●	Ended the quarter with 3,318 total employees, down 6.9% from a year ago and 27.0% less than at December 31, 2019

●

Operated 172 Ethan Allen retail design centers in North America at December 31, 2024, including 141 Company-operated and 31 independently owned and operated locations; the Company also has design centers outside of North America

●	Ethan Allen’s North Carolina distribution center that previously sustained flooding from Hurricane Helene in September 2024 resumed operations during the second quarter

●

In December 2024, the Company held its 2024 International Convention live at its headquarters and livestreamed across the world; under the theme of Focused on the Future, the program honored Ethan Allen’s 92-year history, reviewed current and future initiatives in manufacturing, logistics, technology, marketing and retail, and celebrated interior designers both for achievement in written sales and design excellence

●

The Sustainable Furnishings Council and the National Wildlife Federation recently recognized Ethan Allen for its wood-sourcing policies and commitment to sustainable wood used to make the furniture they sell; Ethan Allen was awarded the designation of “Most Improved” for 2024, which is given to only one furniture retailer per year

●

Ethan Allen’s upholstery operations in Silao, Mexico was recently awarded the Great Place to Work® certification for the seventh consecutive year; in addition to this designation, the Silao operations was recognized as “Empresa Socialmente Responsible” (Environmentally and Socially Responsible)

* See reconciliation of GAAP to adjusted key financial measures in the back of this release. Comparisons are to the fiscal 2024 second quarter.

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)
	Three months ended		Six months ended
	December 31,		December 31,
	2024	2023	2024	2023
Net sales	$157,260	$167,276	$311,597	$331,168
Gross profit	$94,837	$100,636	$188,706	$200,777
Gross margin	60.3%	60.2%	60.6%	60.6%
GAAP operating income	$18,157	$21,688	$35,722	$40,039
Adjusted operating income*	$18,163	$21,453	$35,960	$41,296
GAAP operating margin	11.5%	13.0%	11.5%	12.1%
Adjusted operating margin*	11.5%	12.8%	11.5%	12.5%
GAAP net income	$15,004	$17,411	$29,723	$32,350
Adjusted net income*	$15,008	$17,235	$29,900	$33,289
Effective tax rate	25.4%	25.5%	25.4%	25.5%
GAAP diluted EPS	$0.59	$0.68	$1.16	$1.26
Adjusted diluted EPS*	$0.59	$0.67	$1.17	$1.30
Cash flows from operating activities	$11,619	$13,590	$26,699	$30,290

* See reconciliation of GAAP to adjusted key financial measures in the back of this release.

BALANCE SHEET and CASH FLOW

Cash and investments totaled $184.2 million at December 31, 2024, compared with $195.8 million at June 30, 2024. The decrease during the first six months of fiscal 2025 was due to $30.1 million in cash dividends paid and capital expenditures of $7.4 million partially offset by $26.7 million in cash generated from operating activities, as the Company continued to return capital to shareholders and reinvest back into the business.

Cash from operating activities totaled $26.7 million during fiscal 2025, a decrease from $30.3 million in the prior year period due to lower net income and changes in working capital.

Cash dividends paid during the first six months of fiscal 2025 totaled $30 million, which included a special cash dividend of $10 million, or $0.40 per share, and regular quarterly cash dividends totaling $20 million, or $0.39 per share, an 8.3% increase from last year’s regular quarterly dividend of $0.36 per share.

Inventories, net totaled $142.0 million at December 31, 2024, consistent with June 30, 2024. Inventory levels have stabilized as the Company aligns its inventory with incoming order trends while also ensuring appropriate levels are maintained to service customer orders.

Customer deposits from undelivered written orders totaled $70.8 million at December 31, 2024, down from $73.5 million at June 30, 2024. Wholesale backlog was $57.7 million at December 31, 2024, up 5.0% from a year ago and 7.7% higher than June 30, 2024 due to the timing of incoming contract orders.

No debt outstanding at December 31, 2024.

DIVIDENDS

On October 29, 2024, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.39 per share, which was paid on November 27, 2024. More recently, on January 28, 2025, the Board of Directors declared a regular quarterly cash dividend of $0.39 per share, payable on February 26, 2025 to shareholders of record as of February 11, 2025. Ethan Allen has a long history of returning capital to shareholders and is pleased to pay a quarterly cash dividend, which highlights the Company’s strong balance sheet and operating results.

CONFERENCE CALL

Ethan Allen will host a conference call with investors and analysts today, January 29, 2025, at 5:00 PM (Eastern Time) to discuss these results. The conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate in the conference call:

●	U.S. Participants: 877-705-2976
●	International Participants: 201-689-8798
●	Meeting Number: 13750115

For those unable to listen live, an archived recording of the call will be made available on the Company’s website referenced above for up to six months.

ABOUT ETHAN ALLEN

Ethan Allen (NYSE:ETD), named America’s #1 Premium Furniture Retailer by Newsweek, is a leading interior design destination combining state-of-the-art technology with personal service. Ethan Allen design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, the Company manufactures about 75% of its custom-crafted furniture in its own North American manufacturing facilities and has been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com and follow us on Facebook, Instagram, and LinkedIn.

Investor Relations Contact:

Matt McNulty
Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this release.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, forward-looking statements represent management’s beliefs and assumptions concerning current expectations, projections or trends relating to results of operations, financial results, financial condition, strategic initiatives, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, investments, future economic indicators, business conditions and industry performance. Such forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “pandemic,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The Company derives many of its forward-looking statements from operating budgets and forecasts, which are based upon detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect actual results and matters that are identified as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods.

Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the risks and uncertainties disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2024 Annual Report on Form 10-K and other factors identified in its reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC's website at www.sec.gov.

All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. A reader should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. The Company is including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Ethan Allen Interiors Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)
	Three months ended December 31,		Six months ended December 31,
	2024	2023	2024	2023
Net sales	$157,260	$167,276	$311,597	$331,168
Cost of sales	62,423	66,640	122,891	130,391
Gross profit	94,837	100,636	188,706	200,777
Selling, general and administrative expenses	76,674	79,183	152,746	159,481
Restructuring and other charges, net of gains	6	(235)	238	1,257
Operating income	18,157	21,688	35,722	40,039
Interest and other income, net	2,029	1,719	4,227	3,504
Interest and other financing costs	63	52	123	113
Income before income taxes	20,123	23,355	39,826	43,430
Income tax expense	5,119	5,944	10,103	11,080
Net income	$15,004	$17,411	$29,723	$32,350

Net income per diluted share	$0.59	$0.68	$1.16	$1.26
Diluted weighted average common shares	25,625	25,630	25,622	25,624

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)
	December 31,	June 30,
ASSETS	2024	2024
Current assets
Cash and cash equivalents	$57,075	$69,710
Investments, short-term	82,049	91,319
Accounts receivable, net	5,008	6,766
Inventories, net	142,014	142,040
Prepaid expenses and other current assets	30,050	22,848
Total current assets	316,196	332,683

Property, plant and equipment, net	212,610	215,258
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	110,572	114,242
Deferred income taxes	906	824
Investments, long-term	45,092	34,772
Other assets	2,069	2,010
Total ASSETS	$732,573	$744,917

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$23,720	$27,400
Customer deposits	70,777	73,471
Accrued compensation and benefits	23,010	20,702
Current operating lease liabilities	27,890	27,387
Other current liabilities	4,682	4,736
Total current liabilities	150,079	153,696

Operating lease liabilities, long-term	96,870	100,897
Deferred income taxes	2,428	3,035
Other long-term liabilities	4,477	4,373
Total LIABILITIES	253,854	262,001

Shareholders’ equity
Ethan Allen Interiors Inc. shareholders’ equity	478,816	482,980
Noncontrolling interests	(97)	(64)
Total SHAREHOLDERS’ EQUITY	478,719	482,916
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$732,573	$744,917

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures:

(Unaudited)
(In thousands, except per share data)	Three months ended				Six months ended
	December 31,				December 31,
	2024	2023	% Change		2024	2023	% Change
Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$18,157	$21,688	(16.3%	)	$35,722	$40,039	(10.8%	)
Adjustments (pre-tax)*	6	(235)			238	1,257
Adjusted operating income*	$18,163	$21,453	(15.3%	)	$35,960	$41,296	(12.9%	)

Consolidated Net sales	$157,260	$167,276	(6.0%	)	$311,597	$331,168	(5.9%	)
GAAP Operating margin	11.5%	13.0%			11.5%	12.1%
Adjusted operating margin*	11.5%	12.8%			11.5%	12.5%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$15,004	$17,411	(13.8%	)	$29,723	$32,350	(8.1%	)
Adjustments, net of tax*	4	(176)			177	939
Adjusted net income	$15,008	$17,235	(12.9%	)	$29,900	$33,289	(10.2%	)
Diluted weighted average common shares	25,625	25,630			25,622	25,624
GAAP Diluted EPS	$0.59	$0.68	(13.2%	)	$1.16	$1.26	(7.9%	)
Adjusted diluted EPS*	$0.59	$0.67	(11.9%	)	$1.17	$1.30	(10.0%	)

* Adjustments to reported GAAP financial measures including operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended		Six months ended
(In thousands)	December 31,		December 31,
	2024	2023	2024	2023
Hurricane Helene	$(269)	$-	$66	$-
Orleans, Vermont flood	-	250	21	2,346
Gain on sale-leaseback transaction	-	(655)	(218)	(1,310)
Severance and other charges	275	170	369	221
Adjustments to operating income	$6	$(235)	$238	$1,257
Related income tax effects on non-recurring items(1)	(2)	59	(61)	(318)
Adjustments to net income	$4	$(176)	$177	$939

(1)	Calculated using the marginal tax rate for each period presented.